Exhibit 10.5

AMENDMENT NO. 4 TO THE
INVESTORS’ RIGHTS AGREEMENT
THIS AMENDMENT NO.4 TO THE INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of April 7, 2020 by and among NerdWallet, Inc., a Delaware corporation (the “Company”), and the undersigned Investors (the “Amending Investors”). Unless otherwise indicated, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Rights Agreement (as defined below).
RECITALS
WHEREAS, the Company has entered into the Investors’ Rights Agreement, dated January 30,
2015 (the “Rights Agreement”), with the Amending Investors and certain other purchasers of the
Company’s securities;
WHEREAS, in accordance with Section 6.6 of the Rights Agreement, any term of the Rights Agreement may be amended or modified with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; and
WHEREAS, the Company and the Amending Investors (who hold a majority of the outstanding Registrable Securities), on behalf of themselves and the other Investors, desire to amend the Rights Agreement as set forth below:
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, the parties hereto agree as follows:
1.    Amendment. The Rights Agreement is hereby amended as follows:
1.1.    Section 5.1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
“Insurance. The Company shall use its commercially reasonable efforts to obtain, within forty-five (45) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance and term “key-person” insurance on Tim Chen, each in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The key-person policy shall name the Company as a loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors including at least one Series A Director. Notwithstanding any other provision of this Section 5.1 to the contrary, for so long as a Series A Director (as defined in the Company’s Certificate of Incorporation) is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least $5,000,000 unless approved by at least one Series A Director, and the Company shall annually, within one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to the Series A Purchasers a certification that such a Directors and Officers liability insurance policy remains in effect. Each Key Holder hereby covenants and agrees that, to the extent such Key Holder is named under such key-person policy, such Key Holder will execute and deliver to the Company, as reasonably requested, a written notice and consent form with respect to such policy.”

1.2.    Section 5.2 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
“Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of at least one Series A Director.”
1.3.    Section 5.3 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
“Employee Stock. Unless otherwise approved by the Board of Directors, including at least one Series A Director, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand- off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, including at least one Series A Director, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.”
1.4.    The introductory language at the beginning of Section 5.4 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
“Matters Requiring Investor Director Approval. So long as the holders of Series A Preferred Stock are entitled to elect a Series A Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least one Series A Director:”.
2.    Miscellaneous.
2.1.    This Amendment may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument.
2.2.    Except as expressly modified by this Amendment, all of the terms and conditions of the
Rights Agreement shall remain in full force and effect.

2.3.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
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IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 4 TO THE INVESTORS’ RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

NERDWALLET, INC.

Signature:	/s/ Tim Chen

Print Name:	Tim Chen

Title:	President and Chief Executive Officer
[Signature Page to Amendment No. 4 to the Amended and Restated Investor Rights Agreement]

INVESTORS:

INSTITUTIONAL VENTURE PARTNERS XIV, L.P.
BY:	INSTITUTIONAL VENTURE MANAGEMENT XIV LLC
ITS:	GENERAL PARTNER

By:	/s/ Tom Loverro

Name:	Tom Loverro

Title:	Managing Director

RRE VENTURES VI, LP

By:	/s/ William Porteous

Name:	William Porteous

Title:	General Partner and COO

RRE LEADERS FUND, LP

By:	/s/ William Porteous

Name:	William Porteous

Title:	General Partner and COO
[Signature Page to Amendment No. 4 to the Amended and Restated Investor Rights Agreement]

KEY HOLDER:

TIM CHEN TRUSTEE OF THE TIM CHEN REVOCABLE TRUST U/A/D 3/11/2016

By:	/s/ Tim Chen

Name:	Tim Chen

Title:	Trustee

SEED INVESTOR 2019 ANNUITY TRUST U/A/D 8/19/2019

By:	/s/ Stephen deHaan

Name:	Stephen deHaan

Title:	Special Trustee

SEED INVESTOR IRREVOCABLE REMAINDER TRUST U/A/D 3/11/2016

By:	/s/ Stephen deHaan

Name:	Stephen deHaan

Title:	Special Trustee
[Signature Page to Amendment No. 4 to the Amended and Restated Investor Rights Agreement]